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                                   FORM 8-A/A
                                 AMENDMENT NO. 2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


             TENNESSEE                                        62-0859007
(State of incorporation or organization)                    (I.R.S Employer
                                                           Identification No.)
          6200 POPLAR AVENUE
          MEMPHIS, TENNESSEE                                     38119
(Address of principal executive offices)                       (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                  NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
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Union Planters Preferred Share Purchase Rights        New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): N/A


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
                                      ----
                              (TITLE OF EACH CLASS)


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


          The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on January 19, 1999, as amended on December 3, 2001, as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 19, 1999, as amended on December 3, 2001, by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:

AMENDMENT
---------

          Union Planters Corporation, a Tennessee corporation ("Union Planters"), and Regions Financial Corporation, a Delaware corporation ("Regions Financial"), entered into an Agreement and Plan of Merger, dated as of January 22, 2004 (the "Merger Agreement"). The Merger Agreement provides for the merger of Union Planters with and into Regions Financial (the "Merger").

          In connection with the Merger, Union Planters has entered into Amendment No. 2 to its Rights Agreement (the "Rights Agreement Amendment"), dated as of January 19, 1999, between Union Planters Corporation and Union Planters Bank, National Association, as amended by Union Planters Corporation and American Stock Transfer & Trust Company, as rights agent, on December 3, 2001. The Rights Agreement Amendment is attached as Exhibit 4.4 hereto.

ITEM 2.   EXHIBITS.

4.1 Rights Agreement, dated January 19, 1999, between Union Planters Corporation and Union Planters Bank, National Association (incorporated by reference to Exhibit 2 to the Form 8-A filed by Union Planters Corporation on January 22, 1999, Commission File No. 1-10160).

4.2 Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Form 8-A/A Amendment No. 1 filed by Union Planters Corporation on December 3, 2001).

4.3 Amendment to Rights Agreement, dated December 3, 2001, by and between Union Planters Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4 to the Form 8-A/A Amendment No. 1 filed by Union Planters Corporation on December 3, 2001, Commission File No. 1-10160).

4.4 Amendment to Rights Agreement, dated January 22, 2004, by and between Union Planters Corporation and American Stock Transfer & Trust Company.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               UNION PLANTERS CORPORATION




Dated:  January 29, 2004                       By:  /s/ Bobby L. Doxey
                                                    ----------------------------
                                               Name:  Bobby L. Doxey
                                               Title: Senior Executive Vice
                                                      President
                                                      Chief Financial Officer

                                  EXHIBIT INDEX

4.1 Rights Agreement, dated January 19, 1999, between Union Planters Corporation and Union Planters Bank, National Association (incorporated by reference to Exhibit 2 to the Form 8-A filed by Union Planters Corporation on January 22, 1999, Commission File No. 1-10160).

4.2 Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Form 8-A/A Amendment No. 1 filed by Union Planters Corporation on December 3, 2001).

4.3 Amendment to Rights Agreement, dated December 3, 2001, by and between Union Planters Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4 to the Form 8-A/A Amendment No. 1 filed by Union Planters Corporation on December 3, 2001, Commission File No. 1-10160).

4.4 Amendment to Rights Agreement, dated January 22, 2004, by and between Union Planters Corporation and American Stock Transfer & Trust Company.